UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2017

PhotoMedex, Inc.

(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

2300 Computer Drive, Building G, Willow Grove, PA	19090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 215-619-3600

100 Lakeside Drive, Suite 100, Horsham, PA 19044

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company [ x ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[   ]

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Contribution Agreement

On October 11, 2017, PhotoMedex, Inc. (NASDAQCM and TASE “PHMD”, hereinafter referred to as the “Company”) and its subsidiary FC Global Realty Operating Partnership, LLC entered into an Amendment No. 2 (the “Amendment”) to the Interest Contribution Agreement (the “Contribution Agreement”) dated March 31, 2017, with First Capital Real Estate Operating Partnership, L.P. and First Capital Real Estate Trust Incorporated, a copy of which is attached to this Current Report as Exhibit 10.1.

Pursuant to the Contribution Agreement, the parties had agreed that all outstanding compensation liabilities owed by the Company to Dolev Rafaeli, the Company’s former Chief Executive Officer; Dennis M. McGrath, the Company’s former President and Chief Financial Officer; and Yoav Ben-Dror, the former director of the Company’s foreign subsidiaries, would be converted into secured convertible promissory notes (the “Payout Notes”), the form of which was agreed to at the time of signing of the Contribution Agreement and was attached as an exhibit thereto. In connection with the Payout Notes, the parties also agreed to a form of security agreement (the “Security Agreement”), which was also attached as an exhibit to the Contribution Agreement. Pursuant to the Contribution Agreement, the Payout Notes were to be issued, and the Security Agreement to be signed, upon approval by the Company’s stockholders of, among other things, the issuance of the Payout Notes. That approval was obtained at the Company’s reconvened Annual Meeting of Stockholders on October 12, 2017, as further described below.

Prior to issuance of the Payout Notes, Messrs. Rafaeli, McGrath and Ben-Dror requested certain changes to the forms of Payout Note and Security Agreement, including the removal of certain subordination provisions and the addition of a provision regarding acceleration of payment, which required the parties to enter into the Amendment. The form of the Payout Note attached as Exhibit H to the Contribution Agreement and the form of the Security Agreement attached as Exhibit I to the Contribution Agreement were amended by the Amendment and were replaced in their entirety as exhibits to the Contribution Agreement.

The foregoing summary of the terms and conditions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed as an exhibit to this report.

Issuance of Payout Notes

On October 12, 2017, the Company issued the Payout Notes to Dolev Rafaeli, Dennis M. McGrath and Yoav Ben-Dror in the principal amounts of $3,133,934, $977,666 and $1,515,000, respectively. The Payout Notes are due on October 12, 2018 and carry a ten percent (10%) interest rate, payable monthly in arrears commencing on December 1, 2017 (each such payment, a “Monthly Interest Payment” and each date of such payment, an “Interest Payment Date”).

The Payout Notes may not be prepaid by the Company without the written consent of the holder. Notwithstanding the foregoing, if the Company sells any of its securities, whether equity, equity-linked or debt securities (a “Capital Raising Transaction”), prior to the maturity date, then forty percent (40%) of the funds raised in such Capital Raising Transaction shall be used to pay down the Payout Notes on a pro rata basis based upon the relative principal amounts; provided, however, that if the investors in such Capital Raising Transaction stipulate that the proceeds cannot be used to pay down indebtedness, then none of the proceeds of such Capital Raising Transaction shall be used to pay down the Payout Notes on an accelerated basis; provided further, however, that a committee consisting of board members Michael R. Stewart and Dennis M. McGrath unanimously consent to the use of proceeds from such Capital Raising Transaction.

The principal will convert to shares of the Company’s common stock at maturity at the lower of (i) $2.5183 or (ii) the volume-weighted average price (“VWAP”) with respect to on-exchange transactions in the Company’s common stock executed on the Nasdaq Stock Market (or such other market as the Company’s stock may then trade on) during the thirty (30) trading days prior to the maturity date, as reported by Bloomberg L.P.; provided, however, that the value of the Company’s common stock shall in no event be less than $1.75 per share. In addition, each holder of a Payout Note may elect to have a Monthly Interest Payment paid in shares of common stock, at the VWAP with respect to on-exchange transactions in the Company’s common stock executed on the Nasdaq Stock Market (or such other market as the Company’s stock may then trade on) during the thirty (30) trading days ending five (5) trading days prior to the applicable Interest Payment Date, as reported by Bloomberg L.P.

The holders of the Payout Notes have demand registration rights which require the filing of a re-sale registration statement on appropriate form that registers for re-sale the shares of common stock underlying the Payout Notes within thirty (30) days of issuance with best efforts to cause the same to become effective within one-hundred twenty (120) days of issuance.

The Payout Notes contain standard events of default, including: (i) if the Company shall default in the payment of the principal amount or any interest as and when the same shall become due and payable; or (ii) if the Company shall violate or breach to a material extent any of the representations, warranties and covenants contained in the Payout Notes or the Security Agreement and such violation or breach shall continue for thirty (30) days after written notice of such breach shall been received by the Company from the holder; or (iii) in the event of any voluntary or involuntary bankruptcy, liquidation or winding up of the Company, as more particularly described in the Payout Notes.

The foregoing summary of the terms and conditions of the Payout Notes does not purport to be complete and is qualified in its entirety by reference to the full text of those documents filed as exhibits to this report.

Security Agreement

On October 12, 2017, the Company entered into the Security Agreement with Dolev Rafaeli, Dennis M. McGrath and Yoav Ben-Dror to secure the prompt payment of the principal and all accrued interest due under the Payout Notes. Pursuant to the Security Agreement, the Company granted a security interest in all of the properties, assets and personal property of the Company, whether now owned or hereafter acquired, to Messrs. Rafaeli, McGrath and Ben-Dror, which shall terminate following payment in full of the Payout Notes.

The foregoing summary of the terms and conditions of the Security Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Security Amendment filed as an exhibit to this report.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION OF AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 regarding the issuance of the Payout Notes is incorporated by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth under Item 1.01 regarding the issuance of the Payout Notes is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 11, 2017, the Company entered into an amended and restated employment agreement (the “Restated Employment Agreement,”) with Suneet Singal, its Chief Executive Officer, to reflect his base salary, as previously approved by the Board of Directors and reported by the Company on a Form 8-K filed on August 3, 2017, and set forth the accrual of his salary.

Under the Restated Employment Agreement, Mr. Singal shall be entitled to a base salary of $250,000 per annum (the “Base Salary”), payable in accordance with the Company’s normal payroll practices, provided however, that the Base Salary will accrue, and not be paid, until (i) the 20% Unsecured Convertible Promissory Note issued by First Capital Real Estate Operating Partnership, L.P. to the Company on July 25, 2017 has been repaid in full and (ii) Mr. Singal begins working for the Company on a full time basis. Increases in the Base Salary will be determined from time to time in the sole discretion of the Board. Mr. Singal will also be entitled to a bonus subject to achieving certain milestones to be set by the Company’s compensation committee within thirty (30) days after the committee receives a business plan for the Company from Mr. Singal and Mr. Stephen Johnson, the Company’s Chief Financial Officer. In addition, Mr. Singal will be entitled to receive equity compensation in an amount and with a vesting schedule to be determined by the Company’s compensation committee within thirty (30) days after receipt of the business plan.

Mr. Singal and his family will be eligible to participate in the Company’s healthcare, welfare benefit, life insurance, fringe benefit and any qualified or non-qualified retirement plans in effect at the Company (collectively, the “Employee Benefits”) on the same basis as those benefits are made available to the other senior executives of the Company. If the Company does provide a health insurance plan for which Mr. Singal is eligible, he will be reimbursed by the Company for the cost of the health insurance paid by him for himself and his family. If the Company does not provide a health insurance plan for which he is eligible, Mr. Singal will be reimbursed by the Company for the cost of health insurance paid by him for himself and his family, grossed-up to cover any taxes Mr. Singal would be required to pay for that reimbursement. Additionally, Mr. Singal will receive such perquisites as are or have previously been made available to other senior executives of the Company, as well as four (4) weeks paid vacation per year, and will be paid annually in cash for vacation days not taken by him so long as no more than four (4) weeks of vacation are accrued each year for purposes of cash payments.

The Restated Employment Agreement is for a term of three years, commencing on May 17, 2017, and will be renewed automatically for additional one year periods unless terminated by either the Company or Mr. Singal ninety (90) days prior to the expiration of the then applicable term.

Mr. Singal’s employment may be terminated by the Company for Cause, as defined in the Restated Employment Agreement. His employment will terminate automatically upon his resignation (other than for Good Reason (as defined in the Restated Employment Agreement) or due to his death or disability). If Mr. Singal’s employment is terminated by the Company for Cause, or if he resigns other than for Good Reason, he is entitled to receive (a) any earned but unpaid Base Salary and/or accrued but unused vacation days, all vested equity, and any earned but unpaid bonus awards through the date of termination, (b) reimbursement for any unreimbursed business expenses incurred by him in accordance with the Company’s policy prior to the date of termination, and (c) such Employee Benefits, if any, to which he may be entitled upon termination of employment under the terms of the plan documents and applicable law (including under the applicable provisions of Consolidated Omnibus Budget Reconciliation Act of 1985, as amended).

If Mr. Singal’s employment is terminated by the Company other than for Cause or if it terminates automatically and immediately upon his resignation for Good Reason, then Mr. Singal will receive (a) any earned but unpaid Base Salary and/or accrued but unused vacation, all vested equity, and any earned but unpaid bonus awards through the date of termination, plus an additional twelve (12) months of compensation, together in a lump sum payment; (b) acceleration of any then-unvested stock options, restricted stock grants or other equity awards; (c) payment or reimbursement, as applicable, of the full health insurance costs for Mr. Singal and his family under a Company-provided group health plan or otherwise for twenty-four (24) months, in compliance with the provisions regarding deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended, if applicable; (d) if any bonus or other form of additional compensation was paid to any other executive(s) of the Company for the fiscal year during which Mr. Singal’s employment ceased, a cash amount equal to the largest bonus or other form of additional compensation payment made by the Company to any other executive of the Company during that fiscal year; (e) reimbursement for any accrued but unused vacation days and/or unreimbursed business expenses incurred by Mr. Singal in accordance with the Company’s policy prior to the date of termination; and (f) other Employee Benefits, if any, as to which he may be entitled upon termination of employment.

Moreover, If Mr. Singal resigns for Good Reason due to a Change of Control (as defined in the Restated Employment Agreement), then he will be entitled to payment of an additional eighteen (18) months of compensation, not twelve (12) months as provided in the previous paragraph, along with payment of the other amounts and benefits as provided in that paragraph.

Finally, Mr. Singal’s employment terminates upon his death and may be terminated by the Company in the event of his disability. In such instances, Mr. Singal will receive the same payments and other items as he would be entitled to receive if his employment was terminated for other than Cause, or if he resigned for Good Reason, except that he (in case of disability) or his estate (in the event of death) will have the right to exercise any unexercised and vested options for a period of 90 days, and, in addition, to receive payment for accrued but unpaid vacation time, if any.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On October 12, 2017, the Company reconvened its Annual Meeting of Stockholders, which had been adjourned on September 14, 2017. At that meeting, six proposals were put to the stockholders, all of which were then approved by the stockholders. The results of the voting were as follows:

1.	To approve an amendment and restatement of the Amended and Restated Articles of Incorporation of the Company to, among other things, change the name of the Company to “FC Global Realty Incorporated,” increase the number of authorized shares of common stock, $.01 par value per share, of the Company from fifty million (50,000,00) shares to five hundred million (500,000,000) shares, and increase the number of authorized shares of preferred stock, $.01 par value per share, of the Company from five million (5,000,000) shares to fifty million (50,000,000) shares.

FOR	AGAINST	ABSTAINED

2,974,546	70,734	27,175

2.	To approve the issuance of securities of the Company pursuant to that certain Interest Contribution Agreement, dated March 31, 2017, by and among First Capital Real Estate Operating Partnership, L.P., a Delaware limited partnership (the “Contributor”), First Capital Real Estate Trust Incorporated, a Maryland corporation (the “Contributor Parent”), FC Global Realty Operating Partnership, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (the “Acquiror”), and the Company (the “Contribution Agreement”), under which the Contributor has agreed to contribute certain real estate assets to the Acquiror, and in exchange, the Company has agreed to issue to the Contributor or its designees shares of the Company’s common stock and Series A Convertible Preferred Stock and, if certain additional real estate assets are contributed to the Acquiror, a warrant for the purchase of shares of common stock (the “Contribution Transaction”). Also under the Contribution Agreement, all outstanding compensation liabilities owed by the Company to Dr. Dolev Rafaeli, Dennis M. McGrath and Yoav Ben-Dror will be converted into secured convertible promissory notes. The Company’s common stock is listed on the NASDAQ Capital Market and, as a result, the Company is subject to NASDAQ’s Listing Rules. The potential consummation of the Contribution Transaction implicates certain of NASDAQ’s Listing Rules requiring prior stockholder approval in order to maintain the Company’s listing on the NASDAQ Capital Market, including (i) NASDAQ Listing Rule 5635(a), which requires stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock, or if the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities, and (ii) NASDAQ Listing Rule 5635(b), which requires stockholder approval when any issuance or potential issuance will result in a “change of control” of the issuer. In order to comply with these NASDAQ Listing Rules, the Company would need to obtain the approval of its stockholders prior to the issuance of all securities as contemplated by the Contribution Transaction, including the secured convertible promissory notes. Accordingly, prior to stockholder approval at the annual meeting, the Contributor has received a number of shares of common stock equal to up to 19.9% of the issued and outstanding common stock of the Company immediately prior to the initial closing of the Contribution Transaction and the balance of the shares shall be paid in the Company’s Series A Convertible Preferred Stock. At the annual meeting, stockholders will be asked to approve the issuance of shares of common stock upon conversion of the Series A Convertible Preferred Stock, the issuance of the warrant, the issuance of shares of common stock upon exercise of the warrant, the issuance of the secured convertible promissory notes, and the issuance of shares of common stock upon conversion of the secured convertible promissory notes, all as more particularly described in the accompanying proxy statement.

FOR	AGAINST	ABSTAINED

2,097,868	66,251	29,102

3.	To approve a reverse stock split of the shares of the Company’s common stock at an exchange ratio of not less than 1-for-2 and not more than 1-for-7 and to authorize the Company’s Board of Directors, in its discretion, to implement such reverse stock split at an exchange ratio within this range and to do so at any time prior to the Company’s 2018 annual meeting of stockholders by filing an amendment to the Company’s Amended and Restated Articles of Incorporation.

FOR	AGAINST	ABSTAINED

3,721,759	237,394	36,864

4.	To elect seven (7) director nominees to the Company’s Board of Directors to serve until the next annual meeting of the Company’s stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal.

Candidate	Votes For	Votes Withheld

Dr. Robert
Froehlich	3,024,101	48,354

Richard Leider	3,018,206	54,249

Darryl Menthe	3,012,033	60,422

Dennis M.
McGrath	3,016,406	56,049

Dolev Rafaeli	3,010,232	62,323

Suneet Singal	3,021,408	51,047

Michael R. Stewart	3,017,659	54,798

5.	To ratify the appointment of Fahn Kanne & Co. Grant Thornton Israel to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

FOR	AGAINST	ABSTAINED

3,888,520	69,435	38,062

6.	To approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described above.

FOR	AGAINST	ABSTAINED

3,859,894	96,058	40,065

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

10.1	Interest Contribution Agreement, dated March 31, 2017, by and among First Capital Real Estate Operating Partnership, L.P., First Capital Real Estate Trust Incorporated, FC Global Realty Operating Partnership, LLC and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 3, 2017)

10.2	Amendment No. 1 to Interest Contribution Agreement, dated August 3, 2017, among First Capital Real Estate Operating Partnership, L.P., First Capital Real Estate Trust Incorporated, FC Global Realty Operating Partnership, LLC and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 3, 2017)

10.3	Amendment No. 2 to Interest Contribution Agreement, dated October 11, 2017, among First Capital Real Estate Operating Partnership, L.P., First Capital Real Estate Trust Incorporated, FC Global Realty Operating Partnership, LLC and the Company

10.4	Secured Convertible Payout Note Due October 12, 2018 issued by the Company to Dolev Rafaeli on October 12, 2017

10.5	Secured Convertible Payout Note Due October 12, 2018 issued by the Company to Dennis M. McGrath on October 12, 2017

10.6	Secured Convertible Payout Note Due October 12, 2018 issued by the Company to Yoav Ben-Dror on October 12, 2017

10.7	Security Agreement, dated October 12, 2017, by and between the Company and Dolev Rafaeli, Dennis M. McGrath and Yoav Ben-Dror

10.8	Amended and restated Employment Agreement, dated October 11, 2017, by and between the Company and Suneet Singal

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: October 18, 2017	By:	/s/ Suneet Singal
Suneet Singal
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Interest Contribution Agreement, dated March 31, 2017, by and among First Capital Real Estate Operating Partnership, L.P., First Capital Real Estate Trust Incorporated, FC Global Realty Operating Partnership, LLC and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 3, 2017)

10.2	Amendment No. 1 to Interest Contribution Agreement, dated August 3, 2017, among First Capital Real Estate Operating Partnership, L.P., First Capital Real Estate Trust Incorporated, FC Global Realty Operating Partnership, LLC and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 3, 2017)

10.3	Amendment No. 2 to Interest Contribution Agreement, dated October 11, 2017, among First Capital Real Estate Operating Partnership, L.P., First Capital Real Estate Trust Incorporated, FC Global Realty Operating Partnership, LLC and the Company

10.4	Secured Convertible Payout Note Due October 12, 2018 issued by the Company to Dolev Rafaeli on October 12, 2017

10.5	Secured Convertible Payout Note Due October 12, 2018 issued by the Company to Dennis M. McGrath on October 12, 2017

10.6	Secured Convertible Payout Note Due October 12, 2018 issued by the Company to Yoav Ben-Dror on October 12, 2017

10.7	Security Agreement, dated October 12, 2017, by and between the Company and Dolev Rafaeli, Dennis M. McGrath and Yoav Ben-Dror

10.8	Amended and restated Employment Agreement, dated October 11, 2017, by and between the Company and Suneet Singal